Exhibit 99.1

Investor and Media Contact:

Mike Vallie

IR@surgalign.com

+1 443 213 0499

Surgalign Announces Appointment of David Lyle as Chief Financial Officer

DEERFIELD, Ill., March 7, 2022 – Surgalign Holdings, Inc. (NASDAQ: SRGA) (“Surgalign”), a global medical technology company focused on elevating the standard of care by driving the evolution of digital health, today announced the appointment of David Lyle, as Chief Financial Officer, effective immediately.

“David brings a wealth of experience in helping to guide the growth of technologies to Surgalign at an important and exciting inflection point of the company’s evolution,” said Terry Rich, Surgalign’s president and chief executive officer. “David is joining Surgalign at a critical time as we transition to the early commercial stage of our HOLO AI technology platform, with recent FDA clearance of our HOLO Portal™ surgical guidance system. We believe David’s extensive financial acumen, corporate development successes, and experience launching novel technologies will be immediately impactful, and on behalf of our employees and the board of directors I would like to warmly welcome him to our team.”

Mr. Lyle brings more than two decades of financial leadership experience within the technology sector to Surgalign. He has an established track record in successfully scaling high growth technology companies, having served in leadership roles in both public and private organizations. Prior to joining Surgalign, Mr. Lyle was the CFO of Airgain, a publicly traded wireless communications systems company. Prior to joining Airgain, Mr. Lyle was the CFO of Sunniva, Inc., and before Sunniva, he was CFO at Maxwell Technologies, Inc. for four years, which was acquired by Tesla in 2019. He also served as the CFO of Entropic Communications, Inc., which was acquired in 2015 by MaxLinear. Prior to Entropic, he served as the CFO of RF Magic, acquired by Entropic in 2007, Zyray Wireless, acquired by Broadcom in 2004, and Mobilian, acquired by Intel in 2003. Mr. Lyle also has prior work experience in the commercial banking industry. He holds a Bachelor of Science in Business Administration from University of Southern California, a Master of International Management from the Thunderbird School of Global Management, and a Master of Business Administration from Arizona State University.

“I’m thrilled to be joining Surgalign as they work to bring HOLO technology and its tremendous potential to the market,” said Mr. Lyle. “Machine learning and artificial intelligence have the ability to revolutionize the way surgery is performed and ultimately the way patients are treated. The company has made significant progress with the early development of the platform, and I look forward to building on that momentum in the future.”

About Surgalign Holdings, Inc.

Surgalign Holdings, Inc. is a global medical technology company committed to the promise of digital health to drive transformation across the surgical landscape. Uniquely aligned and resourced to advance the standard of care, the company is building technologies physicians and other health providers will look to for what is truly possible for their patients. Surgalign is focused on developing solutions that predictably deliver superior clinical and economic outcomes. Surgalign markets products throughout the United States and in more than 50 countries worldwide through an expanding network of top independent distributors. Surgalign is headquartered in Deerfield, IL, with commercial, innovation and design centers in San Diego, CA, Warsaw and Poznan, Poland and Wurmlingen, Germany.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting Surgalign’s website at www.surgalign.com or the SEC’s website at www.sec.gov.

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